UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

July 26, 2019

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15131 Alton Parkway, 4th Floor, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On July 26, 2019, Five Point Operating Company, LP (the “issuer”), through which Five Point Holdings, LLC owns all of its assets and conducts all of its operations, and Five Point Capital Corp., a wholly owned subsidiary of the issuer (together with the issuer, the “issuers”), issued an additional $125.0 million aggregate principal amount of 7.875% Senior Notes due 2025 (the “New Notes”). In connection with the closing of the offering of the New Notes, the issuers and the subsidiaries of the issuer that guarantee the New Notes entered into a Second Supplemental Indenture, dated as of July 26, 2019 (the “Second Supplemental Indenture”), with Wells Fargo Bank, National Association, as trustee, to the Indenture, dated as of November 22, 2017 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of November 30, 2017 (the “First Supplemental Indenture,” and collectively with the Original Indenture and the Second Supplemental Indenture, the “Indenture”). The issuer intends to use proceeds of the New Notes for general corporate purposes, which may include pursuing commercial investment opportunities at its communities.

The New Notes were issued at par plus accrued and unpaid interest from May 15, 2019. The New Notes constitute a further issuance of the issuers’ 7.875% Senior Notes due 2025 that were issued on November 22, 2017 and November 30, 2017 in an aggregate principal amount of $500.0 million (the “Existing Notes”). The terms of the New Notes, other than their issue date and issue price, are identical to the terms of the Existing Notes, which are summarized in the Company’s Forms 8-K filed with the Securities and Exchange Commission on November 22, 2017 and November 30, 2017. The New Notes will trade interchangeably and be fungible for tax purposes with the Existing Notes and will have the same CUSIP numbers as the Existing Notes (except that any new notes issued pursuant to Regulation S will trade separately under a different CUSIP number until 40 days after the issue date of the New Notes, but thereafter, any such holder may transfer its New Notes issued pursuant to Regulation S, or the issuer may effect a mandatory exchange through The Depository Trust Company of all the new notes issued pursuant to Regulation S, if any, into the same CUSIP number as the Existing Notes issued pursuant to Regulation S).

The New Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The New Notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.

The above descriptions of the Indenture and the New Notes are summaries and are qualified in their entirety by the terms of the Indenture and the New Notes. Copies of the Original Indenture (including the form of notes), the First Supplemental Indenture and the Second Supplemental Indenture are attached as Exhibits 4.1, 4.2 and 4.3 as described in Item 9.01(d) hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Indenture and the New Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of November 22, 2017, among Five Point Operating Company, LP, Five Point Capital Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including form of notes), is hereby incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 22, 2017.

4.2	First Supplemental Indenture, dated as of November 30, 2017, among Five Point Operating Company, LP, Five Point Capital Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on November 30, 2017.

4.3	Second Supplemental Indenture, dated as of July 26, 2019, among Five Point Operating Company, LP, Five Point Capital Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 26, 2019

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

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